EXHIBIT 10.37

AMENDMENT NO. 1 TO THE ASSET PURCHASE AGREEMENT

AMENDMENT NO. 1 (this “Amendment”), dated as of June 7, 2006, to the Asset Purchase Agreement, dated as of January 6, 2006 (the “Agreement”), between Brookfield Power Inc. (formerly known as Brascan Power Inc.), an Ontario corporation (“Buyer”), Rumford Falls Power Company, a Maine corporation (“Seller”), and, solely for purposes of Section 5.06, Section 7.05 and Section 9.05 of the Agreement, Rumford Paper Company, a Delaware corporation (“Mill Owner”).

W I T N E S S E T H:

WHEREAS, capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Agreement; and

WHEREAS, Buyer and Seller desire to amend the Agreement as set forth herein in order to induce Buyer to agree to a waiver of the requirement in Section 7.03(f) of the Agreement that Seller furnish Buyer with a tax clearance certificate from Maine Revenue Services with respect to Seller pursuant to 36 M.R.S.A. § 177(6).

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.	The Agreement is hereby amended as follows:

a.	Section 2.01(a) is hereby amended by adding the following:

(i) after the phrase, “without limitation, Seller’s real property located within in the FERC Boundary”: “(except as otherwise agreed in writing by the parties, the recorded Real Estate Documents being evidence of such agreement)”; and

(ii) after the phrase “but excluding therefrom, without limitation, the real property”:“, except Veteran’s Park at the south end of Congress Street,”

b.	Section 10.01 is hereby amended and restated in its entirety as follows:

“Survival of Representations and Warranties. The representations and warranties of the parties set forth in this Agreement shall survive the Closing but shall terminate and expire fifteen (15) months after the Closing Date; provided, however, the representations and warranties set forth in Section 3.14 of this Agreement shall terminate and expire six (6) years after the Closing Date. With the exception of

Buyer’s pre-closing covenants set forth in Section 5.02(d) which shall survive without limit as to time, the pre-closing covenants of the parties hereto shall terminate and expire upon Closing.”

c.	Section 10.10 is hereby amended and restated in its entirety as follows:

“Time Limits. Notwithstanding any other provision of this Agreement, no claim with respect to the misrepresentation or inaccuracy of a representation and warranty made by a party or parties shall be valid unless notice of such claim is given to the Indemnifying Party within fifteen (15) months after the Closing Date; provided, however, that no claim with respect to the misrepresentation or inaccuracy of a representation and warranty contained in Section 3.14 of this Agreement shall be valid unless notice of such claim is given to the Indemnifying Party within six (6) years after the Closing Date.”

2.	The reference to Veteran’s Park at the south end of Congress Street shall hereby be removed from Schedule 2.01(a).

3.	Buyer hereby waives the condition to Buyer’s closing of the transactions contemplated by the Agreement that Seller deliver to Buyer a tax clearance certificate from Maine Revenue Services with respect to Seller pursuant to 36 M.R.S.A. § 177(6).

4.	Upon the date hereof, each reference in the Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Agreement shall mean and be a reference to the Agreement as amended hereby.

5.	Except as specifically amended above, the Agreement is and shall continue to be in full force and effect in accordance with its terms and is hereby in all respects ratified and confirmed. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any party to the Agreement.

6.	This Amendment shall be governed by and construed in accordance with the laws of the State of Maine applicable to contracts made and performed in such State.

7.	This Amendment may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Amendment and all of which, when taken together, will be deemed to constitute one and the same agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first written above.

RUMFORD FALLS POWER COMPANY

By:	/s/ Douglas K. Cooper
Name: Douglas K. Cooper Title: Vice President

BROOKFIELD POWER INC.

By:	/s/ Richard Legault
Name: Richard Legault Title: President and COO

RUMFORD PAPER COMPANY

By:	/s/ Douglas K. Cooper
Name: Douglas K. Cooper Title: Vice President

[SIGNATURE PAGE TO AMENDMENT NO. 1 TO THE ASSET PURCHASE AGREEMENT]